Contact:
    John L. McManus
    President and Chief Executive Officer
    (949) 481-9825

Aeolus Pharmaceuticals Announces Fiscal Year 2008 Financial Results

Mission Viejo, California, December 12, 2008 -- Aeolus Pharmaceuticals, Inc. (OTC Bulletin Board: AOLS) announced today financial results for the three months and twelve months ended September 30, 2008.  The Company reported a net loss of $1,055,000, or $0.03 per share, compared to a loss of $1,022,000, or $0.03 per share, for the three months ended September 30, 2007.  Results for the three months ended September 30, 2008 included licensing income of $175,000, a related collaboration charge of $413,000 for a milestone payment due under a license agreement and a deemed dividend of $118,000 as a result of the re-pricing of certain warrants.

The Company reported a net loss of $2,973,000, or $0.09 per share, for the fiscal year ended September 30, 2008, compared to a loss of $3,024,000, or $0.10 per share, for the fiscal year ended September 30, 2007.

“Thanks to the continued support of our investors and our academic collaborators, we were able to make significant advancements in the development of AEOL 10150”, stated John L. McManus, President and Chief Executive Officer.  “During the year we initiated the first of two pivotal animal studies that we expect will be necessary for approval of AEOL 10150 as a countermeasure for Acute Radiation Syndrome, initiated a compassionate use multiple dose study in a patient diagnosed with progressive and debilitating amyotrophic lateral sclerosis which will be useful for future potential development in both ALS and radiation therapy and continued the study of AEOL 10150 as a countermeasure for mustard gas exposure.  We anticipate that the next group of studies in mustard gas will begin shortly, and we should have results during the first half of 2009.”

Fiscal 2008 research and development (“R&D”) expenses decreased in fiscal 2008 when compared to fiscal 2007.  The lower level of R&D expenses during the current period reflects a lower amount of employment, consulting and manufacturing expenses offset by a higher level of pre-clinical and patent expenses.  The decline in employment and consulting expenses reflects that we were completing our multiple dose clinical trail and were in the process of manufacturing bulk quantities of our lead drug candidate, AEOL 10150, during fiscal 2007, whereas during the current year we had restructured our research program to utilize outside research institutions and grants to perform our research activities.

General and administrative (“G&A”) expenses decreased in fiscal year 2008 when compared to fiscal year 2007.  The lower level of G&A expenses reflects a decline in employment costs, stock compensation expense and investor relations expense.  Employment costs and stock compensation expense declined during fiscal 2008 compared to fiscal 2007 due to a lower headcount.  Investor relations expenses declined as a result of a decrease in the level of activity for our investor relations program.

During fiscal 2008, CPEC LLC (“CPEC”) received a milestone payment from ARCA Biopharma, Inc. (“ARCA”), a privately held cardiovascular-focused company, who we out-licensed all rights to a potential therapeutic compound referred to as “bucindolol”.  During fiscal 2008, CPEC received a milestone payment of $500,000 as a result of ARCA filing a New Drug Application for bucindolol.  We recorded $175,000 of income during fiscal 2008 as a result of our equity ownership of CPEC.  Also as a result of the filing of the New Drug Application with the US Food and Drug Administration, the Company is obligated to pay $413,000 in the form of cash or stock at the Company’s election to the majority owner of CPEC who will in turn pay the original licensors of bucindolol per the terms of the 1994 Purchase Agreement of CPEC.

During fiscal 2008 as a result of the issuance of Senior Convertible Notes, we were required to lower the exercise price of 4,687,000 warrants previously issued in our November 2005 and our May 2007 financings to $0.35 per share, the conversion price of the Senior Convertible Notes issued on August 1, 2008.  As a result of the change in the exercise price, these warrants were revalued resulting in an increase in the value of $118,000 which was charged to the statement of operations.

During fiscal 2008, we recorded an “other-than-temporary” impairment charge of $49,000 based upon reduced market values of our auction-rate securities.  During fiscal 2008, the auction rate securities which the Company has invested in have experienced auction failures as a result of the disruptions in the credit markets.

During fiscal 2007, we recognized $225,000 in income as a result of the forgiveness of a portion of the principal balance of a note payable to Elan Corporation, plc. (“Elan”).  In connection with the termination of a note payable and issuance of a new note payable, we paid $300,000 in cash to Elan, Elan and the Company entered into a new note payable in the amount of $453,000 for a period of two years under substantially the same terms as the original note and Elan forgave $225,000 of the original note payable.

As of September 30, 2008, the Company had $399,000 in cash and cash equivalents and 31,953,000 shares of common stock outstanding.

About Aeolus Pharmaceuticals

Aeolus is developing a variety of therapeutic agents based on its proprietary small molecule catalytic antioxidants, with AEOL 10150 being the first to enter human clinical evaluation.   AEOL 10150 is a patented, small molecule catalytic antioxidant that has shown the ability to scavenge a broad range of reactive oxygen species, or free radicals. As a catalytic antioxidant, AEOL 10150 mimics and thereby amplifies the body’s natural enzymatic systems for eliminating these damaging compounds.  Because oxygen-derived free radicals are believed to have an important role in the pathogenesis of many diseases, Aeolus’ catalytic antioxidants are believed to have a broad range of potential therapeutic uses.

The statements in this press release that are not purely statements of historical fact are forward-looking statements. Such statements include, but are not limited to, those relating to Aeolus’ product candidates, as well as its proprietary technologies and research programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aeolus’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Important factors that could cause results to differ include risks associated with uncertainties of progress and timing of clinical trials, scientific research and product development activities, difficulties or delays in development, testing, obtaining regulatory approval, the need to obtain funding for pre-clinical and clinical trials and operations, the scope and validity of intellectual property protection for Aeolus’ product candidates, proprietary technologies and their uses, and competition from other biopharmaceutical companies. Certain of these factors and others are more fully described in Aeolus’ filings with the Securities and Exchange Commission, including, but not limited to, Aeolus’ Annual Report on Form 10-K for the year ended September 30, 2007. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue
Grant income	$-	$-	$-	$-

Costs and expenses:
Research and development	245	511	977	1,381
General and administrative	403	524	1,540	1,919
Total costs and expenses	648	1,035	2,517	3,300

Loss from operations	(648)	(1,305)	(2,517)	(3,300)
Equity in income of CPEC LLC	175	---	175	---
Interest expense	(52)	(12)	(93)	(51)
Interest income	1	25	42	102
Deemed dividend on issuance of Senior Convertible Notes and repricing of warrants	(118)		(118)	---
Collaboration expense	(413)		(413)	---
Other income	-	-	-	225
Other than temporary impairment on marketable investments	-	-	(49)	---

Net loss	$(1,055)	$(1,022)	$(2,973)	$(3,024)

Net loss per weighted share attributable to common stockholders:
Basic	$(0.03)	$(0.03)	$(0.09)	$(0.10)
Diluted	$(0.05)	$(0.03)	$(0.11)	$(0.10)

Weighted average common shares outstanding:
Basic	31,953	31,953	31,953	30,239
Diluted	33,056	31,953	32,217	30,239

Selected Balance Sheet Items:
(in thousands)

	September 30, 2008	September 30, 2007

Cash and marketable securities	$399	$1,727
Total assets	$1,120	$1,931
Stockholders’ equity	$(1,037)	$1,180